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                                                                    Exhibit 99.1

                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of June 19, 2001, by and among Alloy Online, Inc., a Delaware corporation, with headquarters located at 151 West 26th Street, 11th Floor, New York, New York (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

                  WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

                  B. The Company has authorized the following new series of its preferred stock, par value $.01 per share: the Company's Series B Convertible Preferred Stock ("Preferred Stock") which shall be convertible into shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designations").

                  C. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement, (i) an aggregate of 1,815 shares of Preferred Stock (the "Preferred Shares"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and (ii) warrants (the "Warrants") to purchase up to 502,492 shares of Common Stock (as exercised collectively, the "Warrant Shares") for each Preferred Share purchased by such Buyer on the Closing Date (as defined below), such Warrants to be substantially in the form attached hereto as Exhibit B.

                  D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  E. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

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                  NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

                  1.       PURCHASE AND SALE OF PREFERRED SHARES and warrants.
                           --------------------------------------------------

                  a. Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company the respective number of Preferred Shares, together with the related Warrants, set forth opposite each Buyer's name on the Schedule of Buyers (the "Closing"). The per share price (the "Purchase Price") of Preferred Shares shall be $10,000. On the Closing Date (as defined below), the Company shall deliver to each Buyer a stock certificate(s) representing such number of Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "Stock Certificates").

                  b. Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. New York City Time on June 19, 2001, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                  c. Form of Payment. On the Closing Date, each Buyer shall pay the Company the Purchase Price for the Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided in writing to the Buyers at least two days prior to the Closing Date.

                  2.       BUYER'S REPRESENTATIONS AND WARRANTIES.
                           --------------------------------------

                  Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares it will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

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                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) they are offered, sold, assigned or transferred pursuant to an effective registration statement under the 1933 Act, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form and from counsel reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities

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                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been sold in an offering registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM AND FROM COUNSEL GENERALLY AND REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are transferred or sold pursuant to an effective registration statement under the 1933 Act covering the Securities to be transferred or sold, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  h. Authorization; Enforcement; Validity. Such Buyer has full power and authority to enter into and perform in accordance with its and their terms, this Agreement, the Registration Rights Agreement and each other Transaction Document (as defined below). This Agreement and each of the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers.



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                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                           ----------------------------------------------

                  The Company represents and warrants to each of the Buyers that:

                  a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, operations, condition (financial or otherwise), results of operations or prospects of the Company, individually, or of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of the Company to perform its obligations hereunder, under the Certificate of Designations, the Registration Rights Agreement, the Warrants or under the agreements or instruments to be entered into or filed in connection therewith or herewith, or (iii) the Securities. A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth on Schedule 3(a).

                  b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the NASDAQ National Market ("NASDAQ") for the issuance of a number of Conversion Shares and Warrant Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date (the "19.99% Rule")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or

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applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations has been filed on or prior to the Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                  c. Capitalization. As of the date hereof and immediately prior to the issuance of the Preferred Shares and Warrants hereunder, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof 23,023,384 shares are issued and outstanding, no shares are held in treasury, 8,078,129 shares are reserved for issuance pursuant to the Company's stock option and purchase plans, and 1,220,797 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 5,000,000 shares of preferred stock of the Company, 1,850,000 shares of which have been designated as the Company's Series A Convertible Preferred Stock, and of which as of the date hereof 1,052,632 have been issued and are outstanding, and 3,150,000 shares of which are undesignated and none of which are issued and outstanding. In addition, the Company has, in connection with the filing of its proxy statement on Schedule 14A, proposed amending its Certificate of Incorporation to increase the number of authorized preferred stock to 10,000,000 shares, and will effect such amendment if the required shareholder approval is received. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

                  d. Issuance of Securities. The Preferred Shares and the Warrants are duly authorized and, upon issuance and payment therefor in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and (iii) as to the Preferred Shares, entitled to the rights and preferences set forth in the Certificate of Designations. As of the Initial Closing, at least 2,955,038 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Upon conversion or issuance in accordance with the Certificate of Designations or the Warrants, as applicable, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based, in part, on reliance on the representations and warranties of each of the Buyers in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in any such event set forth in clauses (ii) and (iii) above that would have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or its By-laws or their organizational charter or by-laws, respectively, other than with respect to the holding of annual shareholder and/or Board of Directors meetings of Subsidiaries (which violations would not result, either individually or in the aggregate, in a Material Adverse Effect). Except as disclosed in
Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, as required by Blue Sky filings or as required by the 19.99% Rule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  f. SEC Documents; Financial Statements. Since May 14, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). Except as disclosed on Schedule 3(f), as of the date of filing of such SEC Documents, such SEC Documents, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed on
Schedule 3(f), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to any Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein as of the date of and delivery of such information and, in the light of the circumstances under which they are or were made, not misleading; provided, that information given in writing as of a later date, including, without limitation, on the Schedules hereto, shall be deemed to modify information given as of an earlier date. Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement). The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act.

                  g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or as disclosed in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, there has been no change or development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries individually or taken as a whole that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Since January 31, 2001, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $2,000,000.

                  h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h) or, with respect to the Company and its Subsidiaries, to the extent that any such action or threatened action does not set forth potential liability, claims or charges individually in excess of $250,000, or in the aggregate in excess of $1,000,000. Except as set forth in Schedule 3(h), to the knowledge of the Company, none of the directors or officers of the Company have been a party to any securities related litigation during the past five years. To the best knowledge of the Company, Schedule 3(h) contains a complete list and summary description of any pending, or to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it could have a Material Adverse Effect.

                  i. Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Shares and the Warrants contemplated by this Agreement and as set forth on Schedule 3(j), no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

                  k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or, except as set forth on Schedule 3(l), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or, except as set forth on Schedule 3(l), cause the offering of the Securities to be integrated with other offerings.

                  m. Employment Matters; ERISA Matters. (i) Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the Company's knowledge, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company believes that its and its Subsidiaries relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the Company's knowledge, is, or is now expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, which violation could have a Material Adverse Effect, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, which liability could have a Material Adverse Effect.

                  (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect. To the best of the Company's knowledge, there are no pending investigations involving the Company or any of its Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries. No representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. Schedule 3(m)(ii) sets forth a list of every employee benefit plan (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company (determined in accordance with Section 4001(a)(14) of ERISA) (collectively the "Plans"). Except for such failures that would not, either individually or in the aggregate, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and no event has occurred which cause any such Plan to lose its qualification.

                  n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), and except as would not have a Material Adverse Effect, there is no claim, action or proceeding being made or brought against, or to the knowledge of the Company, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material intellectual properties.

                  o. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                  p. Environmental Laws. (i) The Company and its Subsidiaries
(A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its subsidiaries would not, either individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect, with respect to the Company and/or its Subsidiaries (1) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law in any material respect and (2) neither the Company nor any of its Subsidiaries has received any notice with respect to the foregoing, nor is any action pending or, to the knowledge of the Company, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and to the best knowledge of the Company no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

                  (iii) To the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                  q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. To the Company's knowledge, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  r. Regulatory Permits. Except for Permits (as defined below) the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the "Permits"), and neither the Company nor, to the Company's knowledge, any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

                  s. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls that the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  t. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the company.

                  u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  v. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  w. Transactions With Affiliates. Except as set forth on
Schedule 3(w) and in the SEC Documents, and other than the grant of stock options described in Section 3(c) or on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  x. S-3 Registration. The Company is currently eligible to register securities, including the resale of the Conversion Shares and the Warrant Shares on a registration statement on Form S-3 under the 1933 Act.

                  y. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects as of the date of and delivery of such information and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading; provided, that information given as of a later date, including, without limitation, on the Schedules hereto, shall be deemed to modify information given as of an earlier date. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  z. Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  aa. Foreign Corrupt Practices. To the Company's knowledge, neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  bb. Solvency. The Company individually and together with its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  4.       COVENANTS AND AGREEMENTS.
                           ------------------------

                  a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  c. Reporting Status. Until the later of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Preferred Shares or Warrants is outstanding (the "Reporting Period"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) will use its best efforts to take all necessary action to maintain its ability and eligibility to register securities on Form S-3.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  e. Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 150% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Initial Preferred Shares (without regard to any limitations on conversions) and (ii) 125% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises).

                  g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for listing on the NYSE or quotation on NASDAQ (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(g).

                  h. Filing of Form 8-K. On or before 8:30 a.m., New York City time, on the Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Certificate of Designations, the form of Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the 1934 Act.

                  i. Proxy Statement. Unless the Company shall have provided the Buyers with evidence reasonably satisfactory to the Buyers that the Stockholder Approval is not required by the Principal Market in connection with the 19.99% Rule, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before the earlier of (A) the date which is 90 days after the Proxy Statement Triggering Date (as defined below) and (B) the date of the Company's next annual meeting of its stockholders, which meeting shall occur on or before July 31, 2002 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share convertible into Conversion Shares that would violate the provisions of the 19.99% Rule equal to the product of (i) $10,000; multiplied by (ii) .01; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full. "Proxy Statement Triggering Date" shall mean the first date after the date of this Agreement on which the sum of (A) the number of shares of Common Stock previously issued upon conversion of any Preferred Shares and exercise of any Warrants, (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Shares based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Shares), and (C) the number of shares of Common Stock issuable upon exercise of all of the outstanding Warrants based on the Exercise Price (as defined in the Warrants) in effect on the date of such determination (without regard to any limitation upon the exercise of any Warrants) exceeds 19.99% of the aggregate number of shares of Common Stock deemed outstanding as of the relevant date for purposes of the 19.99% Rule.

                  j. Corporate Existence. So long as a Buyer beneficially owns any Preferred Stock, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, (x) where the consideration tendered by the surviving or successor entity in such transaction consists entirely of cash or (y) where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) such surviving or successor entity or its parent into whose stock the Preferred Shares and Warrants will be convertible or exercisable is a publicly traded corporation whose common stock is listed for trading on or quoted on NYSE or NASDAQ.

                  k. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder unless the Pledgor also transfers or assigns the right to vote the Securities so pledged (other than a transfer that only becomes effective upon a default on the underlying obligation), and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including, without limitation,
Section 2(f) of this Agreement unless the Pledgor also transfers or assigns the right to vote the Securities so pledged (other than a transfer that only becomes effective upon a default on the underlying obligation); provided that an Investor and its pledgee shall be required to comply with the provisions of
Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                  l. Expenses. Each of the Company and the Buyers shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement; provided, that at the Closing as the Buyers may request, the Company shall reimburse the Buyers for the Buyers' and its attorneys' fees and expenses incurred in connection with the preparation of this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement up to an aggregate of $50,000. In addition to the foregoing, the Company agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the

Buyers) incurred by the Buyers in connection with the enforcement of the Buyers' rights and/or the collection of all amounts due under this Agreement, the Certificate of Designations, the Warrants or the Registration Rights Agreement.

                  m. Good Standing. At the Closing, the Company shall deliver a good standing certificate to each of the Buyers, certifying the Company's qualification to do business and its good standing in the State of New York as certified by the Secretary of State of the State of New York.

                  n. Additional Issuances of Securities. The Company shall not without the Buyer's prior written approval, at any time on or before the 180th day following the date the Initial Registration Statement filed pursuant to
Section 2(a) of the Registration Rights Agreement is declared effective by the SEC, agree to issue or issue any Common Stock or other equity security or any other security convertible into or exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering of equity securities (including any debt security with an equity component) under Regulation D or Regulation S of the 1933 Act or in any other private placement or enter into any equity issuing arrangement including an "equity line" or similar product if (A) the per share purchase price for the securities to be so issued or sold is less than the greater of (x) the Conversion Price (as defined in the Certificate of Designations) then in effect and (y) the Closing Bid Price (as defined in the Certificate of Designations) on the trading day immediately preceding the issuance date or date of applicable contract, as appropriate or (B) the conversion ratio for any such Convertible Securities may fluctuate, in whole or in part, based on or derived from or by reference to any trading price or other measure of value of Common Stock. The foregoing provisions shall not apply to issuances of Common Stock or Convertible Securities (1) pursuant to Company authorized stock option plans,
(2) in traditional registered underwriting offerings, (3) pursuant to a Strategic Financing (as defined below) or (4) in connection with the acquisition by the Company of any other business or assets or rights to use any assets. A "Strategic Financing" shall mean the issuance of Common Stock or warrants to purchase Common Stock at a purchase price or an exercise price, as the case may be, that is not less than the market price of the Common Stock on the date of issuance of such Common Stock or warrant, in connection with any strategic investor, vendor, lease or similar arrangement (the primary purpose of which is not to raise equity capital), provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed 100,000 shares (subject to adjustment for stock splits, stock dividends, stock combination and similar transactions)

                  o. Additional Preferred Stock. For so long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Stock other than to the Buyers as contemplated hereby.

                  p. Transactions With Affiliates. So long as (i) Preferred Shares with an aggregate Stated Value (as defined in the Certificate of Designations) of no less than $1 million are outstanding or (ii) any Buyer owns Conversion Shares with a market value of $1 million, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or their affiliates, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or (c) any agreement, transaction, commitment or arrangement on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  q. Disclosure. From and after the date hereof, the Company will not provide to any Buyer any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

                  r. Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules, ordinances and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

                  s. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size and operations to the Company.

                  t. No Integration. The Company will not conduct any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or NASDAQ.

                  5.       TRANSFER AGENT INSTRUCTIONS.
                           ---------------------------

                  The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates, or credit shares to the applicable balance accounts at DTC registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares, or exercise of the Warrants, as applicable (the "Irrevocable Transfer Agent Instructions"), a form of which is attached as Exhibit D hereto. Prior to sale of the Conversion Shares and the Warrant Shares pursuant to an effective registration statement under the 1933 Act, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to the sale of the Conversion Shares and the Warrant Shares pursuant to an effective registration statement under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Warrants and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
                           ----------------------------------------------

                  The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, with respect to each Buyer at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                                    (i)     Such Buyer shall have executed each
                  of the Transaction Documents to which it is a party and delivered the same to the Company.

                                    (ii)    The Certificate of Designations
                  shall have been filed with the Secretary of State of the State of Delaware.

                                    (iii)   Such Buyer shall have delivered
                  to the Company the Purchase Price (less, in the case of BayStar Capital, L.P., the amounts withheld pursuant to
                  Section 4(l)) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                                    (iv)    The representations and warranties
                  of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
                           -------------------------------------------------

                  The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                                    (i)     The Company shall have executed
                  each of the Transaction Documents and delivered the same to such Buyer.

                                    (ii)    The Certificate of Designations
                  shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                                    (iii)   The Common Stock (x) shall be
                  designated for quotation or listed on the Principal Market and
                  (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares issuable upon conversion of the Preferred Shares (without regard to any limitations on conversions) and the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) shall be listed upon the Principal Market.

                                    (iv)    The representations and warranties
                  of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                                    (v)     Such Buyer shall have received
                  the opinion of Mintz, Levin, dated as of the Closing Date, in the form of Exhibit E, attached hereto.

                                    (vi)    The Company shall have executed
                  and delivered to such Buyer the Preferred Stock Certificates and Warrants (in such denominations as such Buyer shall request) for the Initial Preferred Shares and the Warrants being purchased by such Buyer at the Closing.

                                    (vii)   The Board of Directors of the
                  Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

                                    (viii)  As of the Closing Date, the Company
                  shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, and the exercise of the Warrants, at least 2,955,038 shares of Common Stock.

                                    (ix)    The Irrevocable Transfer Agent
                  Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                    (x)     The Company shall have delivered to
                  such Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of Delaware as of a date within ten days of the Closing Date.

                                    (xi)    The Company shall have delivered
                  to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Closing Date.

                                    (xii)   The Company shall have delivered
                  to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

                                    (xiii)  The Company shall have made all
                  filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                                    (xiv)   The Company shall have delivered
                  to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                                    (xv)    The Company shall have delivered
                  to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

                  8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a stockholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

                  9.       MISCELLANEOUS.
                           -------------

                           a.       Governing Law; Jurisdiction; Jury
Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                           b.       Counterparts.  This Agreement may be
executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                           c.       Headings.  The headings of this
Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d.       Severability.  If any provision of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e.       Entire Agreement; Amendments.  This
Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 66 2/3% of the Preferred Shares then outstanding. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                           f.       Notices.  Any notices, consents, waivers
or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                        Alloy Online, Inc.
                        151 West 26th Street
                        11th Floor
                        New York, New York 10001
                        Telephone:       (212) 244-4307
                        Facsimile:       (212) 244-4311
                        Attention:       President

               With a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
                        Washington, DC 20004
                        Telephone:       (202) 434-7353
                        Facsimile:       (202) 434-7400
                        Attention:       Richard M. Graf, Esq.

               If to the Transfer Agent:

                        American Stock Transfer & Trust Company
                        ATTN: Wilbert Myles, Vice President
                        6201 15th Avenue
                        Brooklyn, NY  11219
                        Telephone:
                        Facsimile:       (718) 921-8323

                           If to a Buyer, to it at the address and facsimile
number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt
(A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                           g.       Successors and Assigns.  This Agreement
shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 66 2/3% of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Certificate of Designations) with respect to which the Company is in compliance with Section 4 of the Certificate of Designations and Section 4(j) of this Agreement. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that such transferee will not be deemed a Buyer hereunder unless such transferee has acquired at least 50 shares of Preferred Stock (as adjusted to reflect any stock splits, reverse stock splits and similar capital events) and such transferee has agreed in writing in form and substance reasonably satisfactory to the Company to be bound by the applicable provisions of this Agreement. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                           h.       No Third Party Beneficiaries.  This
Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i.       Survival.  Unless this Agreement is
terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in

Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j.       Publicity.  The Company and each Buyer
shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes upon consultation with its outside counsel is required by applicable law and regulations or the rules of its Principal Market (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                           k.       Further Assurances.  Each party shall
do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l.       Termination.  In the event that the Closing
shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in
Section 4(l) above.

                           m.       Placement Agent.  The Company acknowledges
that other than Lehman Brothers, Inc. it has not engaged a placement agent in connection with the sale of the Preferred Share. The Company shall be responsible for the payment of any placement agent's fees (including those of Lehman Brothers, Inc.), financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                           n.       No Strict Construction.  The language
used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           o.       Remedies.  Each Buyer and each holder
of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                           p.       Payment Set Aside.  To the extent that
the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                           q.       Equitable Relief.  The Company recognized
that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                             COMPANY:

                              ALLOY ONLINE, INC.


                              By:  /s/ Matthew C. Diamond
                                  --------------------------------------
                                   Name:  Matthew C. Diamond
                                   Title: CEO

                              BUYERS:

                              BAYSTAR CAPITAL, L.P.,
                              a Delaware limited partnership

                              BY:      BayStar Capital Management LLC,
                                       Its General Partner


                                       By:  /s/ Steve Lamar
                                           -----------------------------
                                       Name: Steve Lamar
                                       Title: Vice President

                                       1500 West Market Street, Suite 200
                                       Mequon, WI 53092
                                       Fax:



                              BAYSTAR INTERNATIONAL LTD.,
                              a British Virgin Islands corporation

                              BY: BayStar International Management LLC, Its Investment Manager


                                       By:  /s/ Steve Lamar
                                           -----------------------------
                                       Name: Steve Lamar
                                       Title: Vice President

                                       1500 West Market Street, Suite 200
                                       Mequon, WI 53092
                                       Fax:

                              LAMBROS, L.P.,
                              a Missouri limited partnership

                              BY:  CJ Capital Management, LLC
                                   Its Registered Investment Advisor


                                       By: /s/ C. Dennis Kemper
                                           -----------------------------
                                       Name:  C. Dennis Kemper
                                       Title: President

                                       230 S. Bemiston, Suite 1400
                                       St. Louis, MO  63105
                                       Fax:  (314) 727-8222


                              CROSSLINK CROSSOVER FUND III, L.P.,
                              a Delaware limited partnership


                              By:  /s/ Daniel J. Dunn
                                  --------------------------------------
                                   Name:  Dan Dunn
                                   Title: Managing Member

                                   Two Embarcadero Center, Suite 2200
                                   San Francisco, CA 94111
                                   Phone:  (415) 617-1800
                                   Fax:    (415) 617-1801


                              OFFSHORE CROSSLINK CROSSOVER FUND III UNIT TRUST, a Cayman Islands Unit Trust


                              By:   /s/ Daniel J. Dunn
                                   ------------------------------------
                                   Name:  Dan Dunn
                                   Title: Managing Member

                                   Two Embarcadero Center, Suite 2200
                                   San Francisco, CA 94111
                                   Phone:  (415) 617-1800
                                   Fax:    (415) 617-1801

                                     BAYVIEW PARTNERS


                                     By:  /s/ William H. Van Pelt IV
                                          -------------------------------------
                                          Name:  William H. Van Pelt IV
                                          Title: Managing Partner

                                          212 Bal Bay Drive
                                          Bal Harbour, FL 33154
                                          Phone:  (305) 868-1001
                                          Fax:    (305) 866-0004
                                          (Hit * to indicate it is a fax)

                                     PETER M. GRAHAM MONEY PURCHASE
                                     PLAN AND TRUST




                                     By:  /s/ Peter M. Graham
                                         --------------------------------------

                                          Name:  Peter M. Graham
                                          Title: Trustee

                                          108 Seatuck Avenue
                                          Eastport, NY 11941
                                          Phone:  (631) 325-1984
                                          Fax:    (631) 325-9230


                                     ELYSSA KELLERMAN

                                     /s/ Elyssa Kellerman
                                     ----------------------

                                          71 Murray Street
                                          New York, NY 10007
                                          Phone:  (631) 325-1984
                                          Fax:    (631) 325-9230

                               SCHEDULE OF BUYERS




                                  Investor Address,           Principal Amount of
                                   Telephone and              Series A Preferred     Amount of          Investor's Advisor and Legal
Investor Name                     Facsimile Number                  Shares           Warrants           Counsel Address
-------------                     -----------------           --------------------  ----------          ----------------------------

BayStar Capital, L.P.             c/o BayStar Capital             $8,750,000        242,248            Eleazer Klein, Esq.
(Delaware)                        Management, LLC                (875 shares)                          Schulte Roth & Zabel LLP
                                  1500 West Market Street                                              919 Third Avenue
                                  Mequon, Wisconsin                                                    New York, NY 10022
                                  53092                                                                Fax:  (212) 593-5955


BayStar International, Ltd.       c/o BayStar                     $3,750,000        103,821            Eleazer Klein, Esq.
(British Virgin Islands)          International                  (375 shares)                          Schulte Roth & Zabel LLP
                                  Management, LLC                                                      919 Third Avenue
                                  1500 West Market Street                                              New York, NY 10022
                                  Mequon, Wisconsin                                                    Fax:  (212) 593-5955
                                  53092

Lambros, L.P.                     230 S. Bemiston,                 $500,000         13,843
                                  Suite 1400                     (50 shares)
                                  St. Louis, MO  63105
                                  Fax:   314-727-8222

Crosslink Crossover Fund III,     Two Embarcadero                 $3,750,000        103,821
L.P.                              Center, Suite 2200             (375 shares)
(Delaware)                        San Francisco, CA 94111
                                  Phone: 415-617-1800
                                  Fax:   415-617-1801

Offshore Crosslink Crossover      Two Embarcadero                  $250,000         6,921
Fund III Unit Trust               Center, Suite 2200             (25 shares)
(Cayman Islands)                  San Francisco, CA 94111
                                  Phone: 415-617-1800
                                  Fax:   415-617-1801

Bayview Partners                  212 Bal Bay Drive                $600,000         16,611
                                  Bal Harbour, FL 33154          (60 shares)
                                  Phone: 305-868-1001
                                  Fax:   305-866-0004 (Hit
                                  * to indicate it is a
                                  fax)



                                  Investor Address,           Principal Amount of
                                   Telephone and              Series A Preferred     Amount of          Investor's Advisor and Legal
Investor Name                     Facsimile Number                  Shares           Warrants           Counsel Address
-------------                     -----------------           --------------------  ----------          ----------------------------


Peter M. Graham Money Purchase    108 Seatuck Avenue               $300,000         8,306
Plan and Trust                    Eastport, NY 11941              (30 shares)       (Warrant issued
                                  Phone: 631-325-1984                               directly to
                                  Fax: 631-325-9230                                 Peter M. Graham)

Elyssa Kellerman                  71 Murray Street                 $250,000         6,921
                                  New York, NY 10007             (25 shares)
                                  Phone: 631-325-1984
                                  Fax: 631-325-9230



List of Exhibits

Exhibit A         Form of Certificate of Designations
Exhibit B         Form of Warrant
Exhibit C         Form of Registration Rights Agreement
Exhibit D         Form of Transfer Agent Instructions
Exhibit E         Form of Opinion of Mintz. Levin
Exhibit F         Form of Resolutions of Board





List of Schedules

3(a)         Organization and Qualification
3(c)         Capitalization
3(e)         No Conflicts
3(f)         SEC Documents; Financial Statements
3(g)         Absence of Certain Changes
3(h)         Absence of Litigation
3(j)         No Undisclosed Events, Liabilities, Developments or Circumstances
3(l)         No Integrated Offering
3(m)(ii)     Employment Matters; ERISA Matters
3(n)         Intellectual Property Rights
3(w)         Transactions With Affiliates
4(d)         Use of Proceeds

                                      INDEX


                                                                   Page

19.99% Rule............................................................5
1933 Act...............................................................1
1934 Act...............................................................8
Affiliate.............................................................20
Agreement..............................................................1
Buyer..................................................................1
Buyers.................................................................1
By-laws................................................................6
Certificate of Designations............................................1
Certificate of Incorporation...........................................6
Closing................................................................2
Closing Date...........................................................2
Code..................................................................11
Common Stock...........................................................1
Company................................................................1
Control...............................................................20
Controls..............................................................20
Conversion Shares......................................................1
Convertible Securities................................................19
Environmental Laws....................................................12
ERISA.................................................................11
Hazardous Materials...................................................12
Indemnified Liabilities...............................................23
Indemnitees...........................................................23
Irrevocable Transfer Agent Instructions...............................20
Material Adverse Effect................................................5
NASDAQ.................................................................5
Permits...............................................................13
Plans.................................................................11
Preferred Shares.......................................................1
Preferred Stock........................................................1
Principal Market......................................................16
Proxy Statement Triggering Date.......................................17
Purchase Price.........................................................2
Registration Rights Agreement..........................................1
Regulation D...........................................................1
Related Party.........................................................19
Reporting Period......................................................15
Resolutions...........................................................22
Rule 144...............................................................3
SEC....................................................................1
SEC Documents..........................................................8

Securities.............................................................2
Stock Certificates.....................................................2
Stockholder Approval..................................................17
Stockholder Meeting Deadline..........................................17
Strategic Financing...................................................19
Subsidiaries...........................................................5
Transaction Documents..................................................5
Warrant Shares.........................................................1
Warrants...............................................................1